UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2010

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, YRC Worldwide Inc. (the “Company”) entered into an agreement with certain investors to issue and sell up to $70 million in aggregate principal amount of its 6% Convertible Senior Notes due 2014 (the “Notes”) in a private placement. The Notes are subject to semi-annual interest (the “Interest”) and, pursuant to certain terms contained in the Notes, the Company intends to pay the Interest due on August 15, 2010 (the “Interest Payment Date”) in shares of its common stock. The amount of Interest payable on the Interest Payment Date will be $28.67 per $1,000 in principal amount of the Notes.

The number of shares of common stock (“Shares”) that will be issued in respect of the Interest will be calculated as set forth in the Notes. The Shares will be issued in reliance on certain exemptions from the registration requirements of the Securities Act of 1993, as amended, and the rules and regulations promulgated thereunder. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Shares or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: August 2, 2010	By:	/s/ Sheila K. Taylor
Sheila K. Taylor
Executive Vice President and Chief Financial Officer

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